Exhibit 4.5

GUIDE FOR ARTICLES OF INCORPORATION

VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is:

OMI Specialty, Inc.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
10,000	Common

3.	A. The name of the corporation’s initial registered agent is

 Drew St.J. Carneal .

B.	The initial registered agent is (mark appropriate box):

(1)	an individual who is a resident of Virginia and
☐	an initial director of the corporation
☒	a member of the Virginia State Bar

OR

(2)	☐ a professional corporation or professional limited liability company of attorneys registered under Section
54.1-3902, Code of Virginia

4.	A. The corporation’s initial registered office address which is the business address of the initial registered agent is:

4800 Cox Rd.	Glen Allen, VA	23060
(number/street)	(city or town)	(ZIP code)

B.	The registered office is physically located in the ☐ City or ☒ County of

Henrico

5.	The initial directors are:

NAMES	ADDRESS(ES)
G. Gilmer Minor, III	4800 Cox Rd.
Henry A. Berling	Glen Allen, VA 23060
Craig R. Smith	(for all directors)
Drew St.J. Carneal

6.	INCORPORATOR(S):

/s/ Drew St.J. Carneal	Drew St.J. Carneal

_____________________	_____________________
SIGNATURE(S)	PRINTED NAME(S)

See instructions on the reverse

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A CORPORATION

By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

ONE

The name of the corporation is OMI Specialty, Inc.

TWO

The name of the corporation is changed to Owens & Minor Medical, Inc. effective December 31, 2001 at 11:59 p.m.

THREE

The foregoing amendment was adopted by unanimous consent of the shareholders on December 20, 2001.
(date)

The undersigned declares that the facts herein stated are true as of December 20, 2001.
(date)

OMI Specialty, Inc.
(Name of Corporation)

By:	/s/ Drew St.J. Carneal
(Signature)

Drew St.J. Carneal, Senior Vice President
(Printed name and corporate title)

See instructions on the reverse.